UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2014

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 27, 2014, Nation Energy Inc. (“Nation”) entered into an amended and restated agreement (the “Agreement”) with Paltar Petroleum Limited (“Paltar”) replacing the letter agreement among the parties dated October 11, 2013 (the “Letter Agreement”), the First Amendment Letter Agreement dated March 31, 2014, and the drafted but unsigned Second Amendment to the Letter Agreement dated August 29, 2014.

Among other things, the Letter Agreement provides that:

1.

the Assets being acquired comprise all of Paltar’s oil and gas exploration permits and applications, plus its 50% interests in Northern Territory Exploration Permits 136 and 143 subject to the Joint Venture Operating Agreement between Vendor and Sweetpea Petroleum Pty Limited, dated September 16, 2011;

2.

Cash consideration payable by Nation includes $200,000 on execution of the Agreement, payment of AUD$765,675 within 30 days of closing, and issuance of promissory notes for an additional USD$2,500,000 payable within one year of closing and a further USD$10,000,000 payable within 3 years of closing. The promissory notes can be raised by public or private offerings, joint ventures, farm-ins or other similar arrangements;

3.

As further consideration, at closing Nation will issue 600,000,000 restricted common shares to Paltar, representing approximately 80% of the issued and outstanding common shares at closing (before adjusting for the issuance of any equity securities for any financing that may be arranged in order to fund operations) – these shares will be subject to resale restrictions imposed by applicable law and a three (3) year lockup agreement;

4.

Prior to closing, Nation will increase its authorized capital from 100,000,000 common shares to 5,000,000,000 common shares;

5.

Prior to closing, Nation will settle approximately $1,340,000 in currently outstanding debt for common shares at a price of $0.01 per share;

6.

The asset purchase is subject to due diligence (by both parties), board and Paltar shareholder approval and other matters contemplated by the Letter Agreement;

7.

The transaction is intended to close by April 15, 2015; and

8.

After the closing of the asset purchase, Nation will register for resale up to 145,000,000 common shares of Nation beneficially owned by Mr. Hislop.

Item 9.01.  Financial Statements and Exhibits.

9.1

News release dated November 28, 2014.

9.2

Amended and Restated Agreement regarding Paltar Petroleum Limited Australia Permits & Applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

“John R. Hislop”
By:
John R Hislop
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director
Date:  November 28, 2014